Exhibit 99.1

Investor Relations Contact: David Humphrey	Media Contact: Kathy Fieweger
Title: Vice President – Investor Relations	Phone: 847-903-8806
Phone: 479-785-6200
Email: dhumphrey@arcb.com

ABF Freight® National Master Freight Agreement Ratified

●	Five-year ABF National Master Freight Agreement with International Brotherhood of Teamsters ratified overwhelmingly, along with 25 of 27 supplemental agreements
●	Two rejected supplements have reached new tentative agreement and will be revoted next week
●	ABF Teamster employees to continue working under current contract

FORT SMITH, Arkansas, June 30 — ABF Freight System, Inc., a subsidiary of ArcBest Corporation (Nasdaq: ARCB), is pleased to report the new five-year ABF National Master Freight Agreement has been ratified overwhelmingly by ABF Teamster-represented employees, providing for increased wages and benefits, two additional sick days, a paid Martin Luther King Jr. holiday and other generous provisions.

ABF also negotiates 27 regional supplemental agreements as part of the bargaining process with the International Brotherhood of Teamsters. Voting results show that 25 of the 27 supplements also passed. Negotiating teams from ABF and the IBT met on Friday and reached new tentative agreements on the two outstanding supplements. Voting by Teamster employees for those two supplements will take place next week.

It remains business as usual at ABF as the negotiating teams work through the final two remaining supplements. ABF employees will continue to work under terms of the current contract during this process.

Additional information regarding the remaining two supplements will be provided when available.

ABOUT ARCBEST

ArcBest® (Nasdaq: ARCB) is a multibillion-dollar integrated logistics company that helps keep the global supply chain moving. Founded in 1923 and now with over 15,000 employees across nearly 250 campuses and service centers, the company is a logistics powerhouse, fueled by the simple notion of finding a way to get the job done. Through innovative thinking, agility and trust, ArcBest leverages its full suite of shipping and logistics solutions to meet customers’ critical needs, each and every day. For more information, visit arcb.com.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements and information in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding (i) our expectations about our intrinsic value or our prospects for growth and value creation, (ii) our financial outlook, position, strategies, goals, and expectations, and (iii) our expectation concerning a new labor contract. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including the financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from those expressed in these forward-looking statements, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

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